UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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Emerald Bioscience, Inc.
(Name of Registrant as Specified In Its Charter)

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EMERALD BIOSCIENCE, INC.

130 North Marina Drive

Long Beach, California 90803

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT October 29, 2019

Dear Emerald Bioscience, Inc. Stockholders:

The accompanying Information Statement (the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Emerald Bioscience, Inc., a Nevada corporation (the “Company”), to holders of record as of the close of business on October 10, 2019 (the “Stockholders”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on October 10, 2019, the holder of a majority of the voting power of the outstanding capital stock of the Company acted by written consent in lieu of a special meeting of the Stockholders in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) to vote on the following:

(1)	To cast an advisory vote to approve executive compensation (“Say-on-Pay”); and

(2)	To cast an advisory vote on the frequency of future Say-on-Pay votes (together with the Say-on-Pay vote, the “Advisory Votes”).

No action is required by you. The NRS permit holders of a majority of the voting power of a Nevada corporation to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its Stockholders to consider or vote upon the foregoing Advisory Votes. This Information Statement is furnished solely for the purpose of informing our Stockholders of the actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being distributed to the Stockholders on or about October 29, 2019. We encourage you to read the Information Statement carefully for further information regarding these actions.

Please note that the Company’s controlling stockholder has voted in favor of the Say-on-Pay advisory vote and has voted in favor of a three-year frequency of future Say-on-Pay votes. The number of votes held by the stockholder executing the written consent is sufficient to satisfy the stockholder vote requirement for these actions under applicable law and the Company’s charter documents, so no additional votes will consequently be needed to vote in favor of these actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Dr. Brian S. Murphy
Dr. Brian S. Murphy
Chief Executive Officer

Long Beach, CA
October 29, 2019

EMERALD BIOSCIENCE, INC.

130 North Marina Drive

Long Beach, California 90803

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Date and Purpose of Written Consent

Emerald Bioscience, Inc. (the “Company”) is a Nevada corporation with principal executive offices located at 130 North Marina Drive, Long Beach, California 90803. Our telephone number is (949) 346-3443. On October 10, 2019, a stockholder holding 73,153,917 shares of our Common Stock, which constitutes a majority of the voting power of the Company, took action by written consent to vote in favor of (i) an advisory vote to approve executive compensation (“Say-on-Pay”), and (ii) an advisory vote on the frequency of future Say-on-Pay votes (together with the Say-on-Pay vote, the “Advisory Votes”).

This Information Statement is being distributed by the Board of Directors of the Company (the “Board”) to the holders of record (the “Stockholders”) of the Company’s Common Stock as of October 10, 2019 (the “Record Date”) to notify the Stockholders that the holder of a majority of the voting power of the outstanding capital stock of the Company entitled to vote on the Advisory Votes (the “Consenting Stockholder”) has taken action by written consent, in lieu of a special meeting of the Stockholders, on the Advisory Votes. The required vote was obtained on October 10, 2019 in accordance with the relevant sections of the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws. This Information Statement is being delivered only to inform you of the corporate actions described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 78.320 of the NRS generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Copies of this Information Statement are expected to be mailed on or about October 29, 2019 to the Stockholders as of the Record Date.

Proxies

No proxies are being solicited. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dissenting Stockholders

Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to the Advisory Votes, and we will not independently provide our stockholders with any such right.

Information Statement Costs

The entire cost of furnishing this Information Statement, including the preparation, assembly and mailing of the Information Statement, will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them, and may reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDER HAS VOTED IN FAVOR OF THE ADVISORY VOTES. THE NUMBER OF VOTES HELD BY THE STOCKHOLDER EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH ACTIONS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER DOCUMENTS, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS. THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE VOTES ON THE ADVISORY VOTES, AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ADVISORY VOTES AND THE BACKGROUND OF THESE CORPORATE ACTIONS.

THE ADVISORY VOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THESE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FORWARD-LOOKING STATEMENTS

This Information Statement and the other reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements expressed or implied by any such forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or other variations on these words or words of similar import. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these uncertainties, stockholders are cautioned not to place undue reliance on the information contained in forward-looking statements. Except as specified in applicable SEC regulations, the Company is not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

The approval and adoption of the Advisory Votes requires the consent of the holders of a majority of the voting power of the Company. Holders of the Company’s Common Stock are entitled to one (1) vote with respect to each share of Common Stock issued and outstanding.

As of the Record Date, there were 134,095,247 shares of Common Stock. For the approval of the Advisory Votes, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote was required.

CONSENTING STOCKHOLDERS

On October 10, 2019, a stockholder holding 73,153,917 shares of Common Stock, or approximately 54.6% of the issued and outstanding Common Stock of the Company, delivered a written consent to us approving and adopting the actions described in this Information Statement. For a detailed breakdown of the beneficial ownership of our Common Stock, please see Security Ownership of Certain Beneficial Owners and Management below.

STOCKHOLDER ACTION NO. 1

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company must provide its stockholders with the opportunity every three years to vote to approve, on an advisory basis, the compensation of our named executive officers. The holder of a majority of the voting power of the outstanding capital stock of the Company, constituting approximately 54.6% of our issued and outstanding Common Stock, has voted for the approval of the compensation of our named executive officers as described in this Information Statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board. Because we value our stockholders’ views, however, the Board will consider the results of this advisory vote when formulating future executive compensation policy. The advisory vote serves as an additional tool to guide the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of compensation, but rather the overall named executive officer compensation program and philosophy and the related narrative disclosure as set forth below under “Executive Compensation.” We encourage you to carefully review these disclosures.

STOCKHOLDER ACTION NO. 2

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

In addition to providing you with the opportunity to cast an advisory vote on executive compensation, this year, in accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, the holder of a majority of the voting power of the outstanding capital stock of the Company cast an advisory vote on the frequency of that Say-on-Pay vote, recommending that the Say-on-Pay vote be held every three years.

The Board recommended a stockholder advisory vote on executive compensation. We believe that a vote every three years would provide us with timely feedback from our stockholders on executive compensation matters given our status as a smaller reporting company.

Although the vote on this proposal is non-binding, the Board values the opinions of our stockholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation earned for services rendered to the Company for the fiscal years ended December 31, 2018 and 2017 of our named executive officers as determined in accordance with SEC rules.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Dr. Brian S. Murphy,	2018	390,000	-	171,000	-	-	-	-		561,000
CEO/CMO	2017	448,846	-	-	-	-	-	-		448,846

Doug Cesario,	2018	174,038	-	169,884	200,772	-	-	-		544,694
CFO	2017	-	-	-	-	-	-	-		-

Elizabeth M. Berecz,	2018	246,795	-	133,000	-	-	-	19,277		399,072
Former CFO (3)	2017	294,712	-	-	-	-	-	-		294,712

Avtar Dhillon,	2018	-	-	-	225,000	-	-	67,885		292,885
Chairman (4)	2017	-	-	-	-	-	-	-		-

Cosmas N. Lykos, former	2018	-	-	171,000	-	-	-	220,000	(2)	391,000
Chairman (5)	2017	-	-	-	-	-	-	210,000	(2)	210,000

____________

(1)

Amounts reflect the full grant date fair value of restricted stock awards and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

(2)

In June 2014, our subsidiary entered into an independent contractor agreement with K2C, Inc. (“K2C”), which is wholly owned by Mr. Lykos, pursuant to which the Company paid K2C a monthly fee for services performed by Mr. Lykos for the Company. The agreement expired on June 1, 2017 and was automatically renewed for one year pursuant to the terms of the agreement. The monthly fee under the agreement was $10,000 until April 1, 2017, at which time it increased to a monthly fee of $20,000. Under the agreement, Mr. Lykos was also eligible to participate in our health, death and disability insurance plans. In addition, beginning in 2015, Mr. Lykos was a participant in our change in control severance plan. Effective February 28, 2018, the Company terminated the independent contractor agreement.

(3)	Ms. Berecz separated from the Company, effective May 25, 2018, pursuant to a Separation Agreement and Release between the Company and Ms. Berecz.
(4)

Option awards granted to Dr. Dhillon represent compensation for services rendered as a member of our Board and other compensation includes $45,000 earned under an Independent Contractor Agreement and $22,885 in fees earned for services rendered as a member of our Board. See “Director Compensation” below.

(5)	Mr. Lykos resigned from the Board, effective January 18, 2018, in connection with the consummation of the investment in the Company by Emerald Health Sciences.

Employment and Severance Arrangements

Employment Agreements

In May 2018, we entered into an Executive Employment Agreement with Doug Cesario, our Chief Financial Officer. The agreement provides for an annual base salary of $250,000 per year and an annual discretionary bonus based in part on Mr. Cesario’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board. Pursuant to the agreement, Mr. Cesario is entitled to receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under certain circumstances. Mr. Cesario’s employment with the Company is at-will. Except for termination of Mr. Cesario’s employment for “Cause,” “By Death” or “By Disability” (as such terms are defined in the agreement), Mr. Cesario will be entitled to payment of an amount equal to a minimum of six months of Mr. Cesario’s then-current base salary; and after three years of employment, Mr. Cesario will be entitled to an additional two months of his then-current base salary for each year he is employed beyond the initial three years of employment by the Company, to a maximum of 12 months.

Pursuant to Mr. Cesario’s Executive Employment Agreement, Mr. Cesario was granted a one-time sign-on restricted stock award of 643,501 shares of restricted Common Stock pursuant to the Company’s 2014 Omnibus Incentive Plan on July 23, 2018, which is the date that was 90 days after Mr. Cesario’s start date as an employee with the Company. 100% of the restricted stock award will vest on April 23, 2020, or upon a trigger event, including the sale of the Company or a merger that results in a change of control.

In August 2019, we entered into a letter agreement with Dr. Dennis Kim, our Chief Medical Officer. The agreement provides for an annual base salary of $330,000 per year and an annual discretionary bonus target of up to 35% of annual salary. Pursuant to the agreement, Dr. Kim is entitled to receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under certain circumstances. Dr. Kim’s employment with the Company is at-will. Except for termination of Dr. Kim’s employment for “Cause,” by death or by “Disability” (as such terms are defined in the agreement), Dr. Kim will be entitled to payment of an amount equal to six months of his then-current base salary for the first full year of continuous employment with the Company, or twelve months after the first full year. Dr. Kim may take on advisory and consulting roles for up to 20% of his time so long as such roles do not conflict with the performance of his duties and responsibilities with the Company.

Pursuant to Dr. Kim’s agreement, Dr. Kim was granted a one-time sign-on award of options to purchase an aggregate of 736,541 shares of Common Stock of the Company pursuant to the Company’s 2014 Omnibus Incentive Plan. Subject to continued employment with the Company, the stock options vest 25% 90 days after his employment commenced and the remaining 75% vests 1/33rd on each of the next 33 months thereafter.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements attached as exhibits to our Registration Statement on Form S-1/A filed with the SEC on October 23, 2019.

Severance Arrangements

In February 2015, we adopted a change in control severance plan, in which our named executive officers participate, that provides for the payment of severance benefits if the executive’s service is terminated within twelve months following a change in control, either due to a termination without cause or upon a resignation for good reason (as each term is defined in the plan).

In either such event, and provided the executive timely executes and does not revoke a general release of claims against the Company, he or she will be entitled to receive: (i) a lump sum cash payment equal to at least six months’ of the executive’s monthly compensation, plus an additional month for each full year of service over six years, (ii) Company-paid premiums for continued health insurance for a period equal to length of the cash severance period or, if earlier, when executive becomes covered under a subsequent employer’s healthcare plan, and (iii) full vesting of all then-outstanding unvested stock options and restricted stock awards.

The restricted stock award and options granted to Mr. Cesario in July 2018, will vest in full on a change in control (as defined in our 2014 Omnibus Incentive Plan).

In January 2018, we entered into a restricted stock agreement (the “Restricted Stock Agreements”) with each of Dr. Murphy, Elizabeth Berecz and Cosmas N. Lykos granting 900,000, 700,000 and 900,000 shares of restricted Common Stock, respectively. Each Restricted Stock Agreement provides that if the executive’s employment or service is terminated by us without cause, or is terminated by the grantee for good reason, then the executive shall be entitled to receive a cash severance payment equal to six months of their base compensation, payable in substantially equal installments during the six-month period following the termination date.

In February 2018, we entered into a separation and release agreement with K2C, which provided for a lump sum payment of $180,000 and the immediate vesting of 900,000 shares of restricted Common Stock granted pursuant to the Restricted Stock Agreement, 325,000 shares of restricted Common Stock granted on October 20, 2015, and 125,000 options granted on November 21, 2014, in exchange for a release of claims and certain other agreements. In addition, K2C also holds 1,110,000 shares of fully vested Common Stock pursuant to a common stock purchase warrant agreement dated June 20, 2013.

In April 2018, we entered into a Separation Agreement and Release with Elizabeth Berecz, our former Chief Financial Officer. Pursuant to the agreement, Ms. Berecz agreed to certain ongoing cooperation obligations during a transition period and agreed to provide certain releases and waivers as contained in the agreement. As consideration under the agreement, the Company agreed to provide Ms. Berecz compensation and benefits as follows: (i) through May 25, 2018, Ms. Berecz’s separation date, an annualized base salary at the rate in effect as of the date of the separation agreement; (ii) a lump sum gross payment of $145,833, in consideration for the restrictive covenants contained in the separation agreement; and (iii) reimbursement for payments made by Ms. Berecz for COBRA coverage for a period of six (6) months following her separation date. In addition, the terms of the separation agreement provided for the immediate vesting of 700,000 shares of restricted Common Stock granted pursuant to Ms. Berecz’s Restricted Stock Agreement, 350,000 shares of restricted Common Stock granted on October 20, 2015, and 250,000 options granted in October 2014 and November 2014.

Outstanding Equity Awards at Fiscal Year-end

As of December 31, 2018, our named executive officers held the following outstanding Company equity awards.

		Option Awards					Stock Awards
Name		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock Not Vested (#)	Market Value of Shares Not Vested ($) (2)

Dr. Brian S. Murphy,	(1)	10/31/2014	384,000	96,000	$0.42	10/31/2024
CEO/CMO	(1)	11/21/2014	140,000	35,000	$0.42	11/21/2024
	(6)	1/1/2018					900,000	360,000

Doug Cesario,	(3)	5/25/2018	434,572	760,501	$0.245	5/25/2028
CFO	(4)	5/25/2018					643,501	257,400

Avtar Dhillon, Chairman	(5)	10/10/2018	166,667	833,333	$0.305	10/10/2028

___________

(1)

The options specified above vest as follows: 20% of total vests on each anniversary of the grant date over five years, subject to the grantee’s continued service. The options granted expire 10 years after the date of grant.

(2)	The market value of shares that have not vested is calculated based on the per share closing price of our Common Stock on December 31, 2018.

(3)	The options specified above vest as follows: 25% of total vests on the grant date and 1/33 each month thereafter on the anniversary of the grant date.

(4)	The restricted stock vests in full on the two-year anniversary of the grant date, subject to the grantee’s continued service.

(5)	The options specified above vest in twelve equal monthly installments following the grant date.

(6)	The restricted stock vests 1/2 each year on the anniversary of the grant date and is subject to acceleration upon termination.

Non-Equity Incentive Plan Awards

In May 2018, in connection with the appointment of Mr. Cesario as our Chief Financial Officer and pursuant to the terms of the Executive Employment Agreement between the Company and Mr. Cesario, we entered into a stock option award agreement with Mr. Cesario pursuant to which Mr. Cesario was granted non-qualified stock options to purchase an aggregate of 1,195,073 shares of the Company’s Common Stock at an exercise price of $0.245 per share on July 23, 2018. 25% of the options vested on the date of grant and the remaining 75% of the options vest 1/33 on each of the next 33 months thereafter. The options will fully vest upon a trigger event, including the sale of the Company or a merger that results in a change of control.

Exercises of Options

There were no exercises of stock options by our named executive officers during the year ended December 31, 2018.

Director Compensation

On October 10, 2018, the Company amended its policy for the compensation of its non-employee directors as follows:

•

Each non-employee director will receive a cash retainer of $40,000 on an annual basis, and the executive chair of the Board, if a non-employee director, will receive an additional $40,000 retainer annually.

•

Upon election to the Board, non-employee directors will receive a one-time award of 200,000 Common Stock options which will vest in twelve equal monthly installments. In subsequent annual periods, each non-employee director will receive a grant of 100,000 Common Stock options which will vest in twelve equal monthly installments.

Non-employee directors who serve as members of special committees of the Board will receive additional compensation as follows:

•	Audit Committee: $5,000 per year ($20,000 for the chair)

•	Compensation Committee: $2,500 per year ($10,000 for the chair)

•	Nomination and Corporate Governance Committee: $1,000 per year ($5,000 for the chair)

•	Finance and Business Development Special Committee: $40,000 per year for the chair (no compensation for other members)

Our directors received the following compensation for their service as directors of the Company during the fiscal year ended December 31, 2018.

DIRECTOR COMPENSATION (1)
Name	Fees Earned or Paid in Cash	Stock Awards $ (2)	Option Awards $ (2)	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Punit Dhillon	37,105	-	45,000	-	-	-	82,105
Jim Heppell	34,804	-	45,000	-	-	-	79,804
Avtar Dhillon	22,885	-	225,000	-	-	-	247,885

__________

(1)	Does not include compensation received for services provided as executive officers.

(2)

Amounts reflect the full grant date fair value of restricted stock awards and stock options, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding Common Stock;
•	Each executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

The information set forth in the table below is based on 134,095,247 shares of our Common Stock issued and outstanding on October 21, 2019.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed below is 130 North Marina Drive, Long Beach, CA 90803.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Emerald Health Sciences Inc. (1)	136,515,165	(2)	69.1%

Dr. Brian S. Murphy	1,930,000	(3)	1.4%

Doug Cesario	1,376,841	(4)	1.0%

Dr. Dennis Kim	200,875	(5)	*	%

Dr. Avtar Dhillon	1,000,000	(6)	*	%

Punit Dhillon	200,000	(7)	*	%

Jim Heppell	200,000	(8)	*	%

All executive officers and directors as a group (6 persons)	4,907,716		3.6%

__________

*	Denotes less than 1% of our outstanding shares of Common Stock.

(1)	The address of this entity is Office 8262, The Landing, 200 – 375 Water St., Vancouver, British Columbia, Canada V6B 0M9.

(2)

Includes (i) 73,153,917 shares of Common Stock, (ii) 48,300,000 shares issuable on exercise of warrants and (iii) 15,061,248 shares issuable upon the conversion of outstanding principal and accrued interest associated with the Multi Draw Credit Agreement.

(3)

Includes (i) 655,000 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019, (ii) 825,000 shares of fully vested restricted stock and (iii) 450,000 shares of restricted stock subject to vesting.

(4)	Includes (i) 733,340 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019, and (ii) 643,501 shares of restricted stock subject to vesting.

(5)	Includes 200,875 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019.

(6)	Includes 1,000,000 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019.

(7)	Includes 200,000 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019.

(8)	Includes 200,000 shares of Common Stock underlying options that may be exercised within 60 days of October 21, 2019.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF

STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Advisory Votes require stockholder approval and are required by the Dodd-Frank Act. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities.

Given that we have already secured the affirmative consent of the holder of a majority of our voting securities to the Advisory Votes, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholder meeting called for such a purpose, and rather proceed through the written consent of the holder of a majority of our voting securities. Spending the additional Company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing these actions in a manner that is timely and efficient for our Company and our stockholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

Except as described herein, no director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. A stockholder may call our principal executive offices at (949) 346-3443 or mail a written request to Emerald Bioscience, Inc., Attention: Secretary, 130 North Marina Drive, Long Beach, CA 80803, to request:

•	a separate copy of this Information Statement;

•	a separate copy of Information Statements in the future; or

•	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file annual, quarterly, current and other reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which may be downloaded free of charge.